UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35629 (Commission File Number)	45-5538095 (IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441
(Address of principal executive offices, including ZIP code)

(763) 852-2901
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2012 Omnibus Award Plan (f/k/a 2012 Equity Award Plan)

General. On July 23, 2013, the stockholders of Tile Shop Holdings, Inc. (“we,” “our,” “us” or the “Company”) approved the adoption of the Company’s 2012 Omnibus Award Plan (the “Omnibus Plan”), formerly known as the 2012 Equity Award Plan, and the performance goals that may govern certain awards thereunder. The Company’s Board of Directors and stockholders had previously approved the Plan in June 2012, which became effective on August 21, 2012. In February 2013, the Compensation Committee and the Board amended the equity award plan to authorize grants of cash performance-based awards. At the same time, the plan was renamed the 2012 Omnibus Award Plan (the “Omnibus Plan”). The material features of the Omnibus Plan are summarized herein and described more fully in our Proxy Statement, filed June 13, 2013.

Eligible Participants. Awards under the Omnibus Plan may be granted to individuals who are then our officers, employees, directors, or consultants or are the officers, employees, directors, or consultants of our subsidiaries. Only executive officers and employees may be granted incentive stock options, or ISOs.

Reserved Shares. Under the Omnibus Plan, 2,500,000 shares of our common stock were initially reserved for issuance pursuant to stock options and restricted stock awards. As initially adopted, the number of shares initially reserved for issuance or transfer pursuant to awards under the Omnibus Plan would increase on the first day of each calendar year beginning in 2013 and ending in 2022, in an amount equal to the least of (A) 2,500,000 shares, (B) six percent (6%) of the shares of common stock outstanding (on an as-converted basis) on the last day of the immediately preceding calendar year, and (C) such smaller number of shares of common stock as determined by our board of directors. In February 2013, the Compensation Committee and the Board acknowledged that 2,500,000 shares of common stock were added to the Omnibus Plan reserve effective January 1, 2013 in accordance with the automatic share increase provision, and amended the Omnibus Plan to eliminate the automatic share increase for subsequent years.

Amendments. Our Board or the Compensation Committee (with Board approval) may terminate, amend, or modify the Omnibus Plan at any time and from time-to-time. However, we must generally obtain stockholder approval (1) to increase the number of shares available under the Omnibus Plan (other than in connection with certain corporate events); (2) to expand the group of participants under the Omnibus Plan;(3) to diminish the protections afforded by the Omnibus Plan with regard to decreasing the exercise price for options or otherwise materially change the vesting or performance requirements of an award; or (4) to the extent required by applicable law, rule, or regulation (including any applicable stock exchange rule). Notwithstanding the foregoing, no option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and no options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

Awards. The Omnibus Plan provides that the administrator may grant or issue stock options, restricted stock and cash performance awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms, and conditions of the award.

Individual Maximum. The maximum number of shares of common stock that may be granted as restricted stock or subject to options to any participant in the aggregate in any calendar year shall not exceed 2,000,000, subject to adjustment for certain events as set forth in the Omnibus Plan. This limit also applies to options and restricted stock where the value of the award is based on the fair market value of the Company’s shares. The maximum cash award that may be issued to any participant in any calendar year shall be (i) $5,000,000 or (ii) 300% of the participant’s base salary in effect as of the beginning of the applicable performance period, whichever is greater.

Performance-Based Compensation. With respect to any awards intended to be “performance-based” compensation, we intend to use one or more of the following business criteria as the basis of the performance goals, including but not limited to net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after-tax); revenue growth; organic sales growth; return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow (including free cash flow); bookings; and new product releases. The employees whose compensation would be subject to the performance goals would include our executive officers, including those officers required to file reports under Section 16 of the Exchange Act.

Change of Control. In the event of a change of control, the administrator may, in its sole discretion, accelerate vesting of awards issued under the Omnibus Plan such that 100% of any such award may become vested and exercisable. Additionally, the administrator has complete discretion to structure one or more awards under the Omnibus Plan to provide that such awards will become vested and exercisable on an accelerated basis. The administrator may also make appropriate adjustments to awards under the Omnibus Plan and is authorized to provide for the acceleration, termination, assumption, substitution, or conversion of such awards in the event of a change of control or certain other unusual or nonrecurring events or transactions. Under the Omnibus Plan, a change of control is generally defined as (1) the transfer or exchange in a single or series of related transactions by our stockholders of more than 50% of our voting securities to a person or group; (2) a change in the composition of our board of directors over a two-year period such that 50% or more of the members of the board were elected through one or more contested elections; (3) a merger, consolidation, reorganization, or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization, or business combination which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; (4) the sale, exchange, or transfer of all or substantially all of our assets; or (5) stockholder approval of our liquidation or dissolution.

Forms of Agreement. The Board has approved forms of agreement to govern nonqualified stock options, incentive stock options, and restricted stock awards awarded under the Omnibus Plan. The forms of agreement governing nonqualified stock options and incentive stock options provide that the option will be forfeited upon a termination for Cause or upon the expiration of a three-month period following a termination for any reason other than Cause, disability or death. The forms of agreement define “Cause” as any material violation of any Company policy, embezzlement from, or theft of property belonging to, the Company; willful failure to perform or gross negligence in performing assigned duties; or other intentional misconduct, which has, or has the potential to have, a material adverse effect on the Company. In addition, the forms of agreement provide that the participant may, at the administrator’s discretion, exercise the option by delivering cash or requesting that shares underlying the option be withheld to satisfy the exercise price and any applicable withholding obligations. The form of agreement governing restricted stock awards provide that the Company has the option to repurchase, upon any type of separation from service of the participant, that portion of the award that is currently unvested or restricted.

Expiration. The Omnibus Plan will expire on, and no option or other award may be granted pursuant to the Omnibus Plan after, August 21, 2022. Any award that is outstanding on the expiration date of the Omnibus Plan will remain in force according to the terms of the Omnibus Plan and the applicable award agreement.

The foregoing summaries of the Omnibus Plan and the forms of agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Omnibus Plan, the Amendment to the Omnibus Plan, the form of incentive stock option agreement, the form of nonqualified stock option agreement, and the form of stock restriction agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on July 23, 2013. At the meeting:

1. Peter J. Jacullo III and Adam L. Suttin were elected to the Company’s Board of Directors as Class I directors to hold office until the 2016 Annual Meeting of Stockholders.

2. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.

3. The 2012 Omnibus Award Plan was approved.

4. The performance goals of the 2012 Omnibus Award Plan were approved.

5. The compensation of the Company’s named executive officers (a “Say-on-Pay” vote) was approved, on a non-binding and advisory basis.

6. A one year frequency for the Say-on-Pay vote was recommended, on a non-binding and advisory basis.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Peter J. Jacullo III	41,685,586	1,264,885	4,011,977
Adam L. Suttin	42,406,121	544,350	4,011,977

2. Ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
46,930,911	13,489	18,048	0

3. Approval of 2012 Omnibus Award Plan:

For	Against	Abstain	Broker Non-Votes
34,395,103	8,540,077	15,291	4,011,977

4. Approval of the performance goals of the 2012 Omnibus Award Plan:

For	Against	Abstain	Broker Non-Votes
41,840,052	1,046,288	64,131	4,011,977

5. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
42,857,580	81,177	11,714	4,011,977

6. Recommendation, on a non-binding and advisory basis, of the frequency of the vote on named executive officer compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
42,518,109	17,097	409,197	6,068	4,011,977

Based on the Board of Directors’ recommendation in the Company’s 2013 Proxy Statement and the voting results, the Company has determined to hold an advisory vote on named executive compensation annually.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: None.

(b) Pro Forma Financial Information: None.

(c) Shell Company Transactions: None.

(d) Exhibits:

10.1	Tile Shop Holdings, Inc. 2012 Omnibus Award Plan (f/k/a 2012 Equity Award Plan).

10.2	Amended And Restated Amendment No. 1 to The Tile Shop Holdings, Inc. 2012 Omnibus Award Plan (f/k/a 2012 Equity Award Plan).

10.3	Tile Shop Holdings, Inc. Incentive Stock Option Agreement.

10.4	Tile Shop Holdings, Inc. Nonstatutory Stock Option Agreement.

10.5	Tile Shop Holdings, Inc. Stock Restriction Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Timothy C. Clayton
Date: July 26, 2013	Name: Timothy C. Clayton
Title: Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

TILE SHOP HOLDINGS, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 23, 2013	001-35629

Exhibit No.	ITEM

10.1	Tile Shop Holdings, Inc. 2012 Omnibus Award Plan (f/k/a Tile Shop Holdings, Inc. 2012 Equity Award Plan).

10.2	Amended And Restated Amendment No. 1 to The Tile Shop Holdings, Inc. 2012 Omnibus Award Plan (f/k/a 2012 Equity Award Plan).

10.3	Tile Shop Holdings, Inc. Incentive Stock Option Agreement.

10.4	Tile Shop Holdings, Inc. Nonstatutory Stock Option Agreement.

10.5	Tile Shop Holdings, Inc. Stock Restriction Agreement.